Exhibit 10.1

CONSENT AND AMENDMENT NO. 9 TO CREDIT AGREEMENT

This Consent and Amendment No. 9 to Credit Agreement, dated as of July 31, 2007 (this “Consent and Amendment”), is entered into by and among Blue Ridge Paper Products Inc., a Delaware corporation (“Borrower”), as Borrower; Blue Ridge Holding Corp., a Delaware corporation (“Holdings”), as a Credit Party; BRPP, LLC, a North Carolina limited liability company (the “IP Subsidiary”), as a Credit Party; and General Electric Capital Corporation, as a Lender and as Agent for Lenders (in such capacity, “Agent”).

RECITALS

A.            Borrower, Holdings, the IP Subsidiary, Agent and Lender are parties to that certain Credit Agreement, dated as of December 17, 2003 (as amended by Amendment No. 1 thereto, dated as of February 17, 2004, Amendment No. 2 thereto, dated as of September 15, 2004, Consent and Amendment No. 3 thereto, dated as of October 8, 2004, Amendment No. 4 thereto, dated as of October 8, 2004, Amendment No. 5 thereto, dated as of December 21, 2004, Amendment No. 6 thereto, dated as of August 5, 2005, Amendment No. 7 thereto, dated as of March 15, 2006, Amendment No. 8 thereto, dated as of June 9, 2006, and as from time to time hereafter further amended, restated, supplemented or otherwise modified and in effect, the “Credit Agreement”), pursuant to which Lender has made and will hereafter make loans and advances and other extensions of credit to Borrower.

B.            Holdings has entered into an Agreement and Plan of Merger, by and among Rank Group Limited, a New Zealand company (“RGL”), Packaging Holdings Inc., a Delaware corporation (“Newco”), Holdings, and KPS Special Situations Fund, L.P., a Delaware limited partnership, solely in its capacity as the Stockholder Representative, pursuant to which Newco will merge with and into Holdings, with Holdings as the surviving corporation (the “RGL Merger”).

C.            Upon the consummation of the RGL Merger, Borrower shall be required under the terms of the Senior Secured Notes, to make an offer to the holders thereof to purchase the Senior Secured Notes at a purchase price equal to 101% of the principal amount thereof (the “Notes Purchase Offer”).

D.            Borrower has requested that Agent and Lender consent to the RGL Merger (and certain other actions as set forth herein upon the consummation of the RGL Merger) and the Notes Purchase Offer, and Agent and Lender are willing to provide such consent on the terms and subject to the conditions set forth herein.

E.             This Consent and Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Consent and Amendment.  Capitalized terms used herein without definition are so used as defined in the Credit Agreement and Annex A thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Consents.  Notwithstanding any other provision of the Credit Agreement or any other Loan Document to the contrary:

1.1.          Agent and Lender hereby consent to the RGL Merger; provided, that immediately upon the consummation thereof, the amendments to the Credit Agreement set forth in Section 2 of this Consent and Amendment shall become effective.

1.2.          Agent and Lender hereby consent to the Notes Purchase Offer upon the consummation of the RGL Merger; provided, that, (X) (a) proceeds of Loans may be used to make payments under the Notes Purchase Offer only to the extent that, both before and after giving effect to such payments, Borrowing Availability is equal to at least $10,000,000 and (b) at the time any payments under the Notes Purchase Offer are made, no Event of Default shall have occurred and be continuing or would result from the making of any such payments and (Y) to the extent that payments under the Notes Purchase Offer are not funded with the proceeds of Loans as provided under (X) above, such payments under the Notes Purchase Offer shall be funded with the proceeds of (a) sales of common stock by, or other equity contributions to, Holdings and which are in turn contributed as equity to Borrower and/or (b) the issuance of Indebtedness permitted to be incurred by the provisions of Section 2.1 of this Consent and Amendment.

1.3.          Effective upon the consummation of the RGL Merger, Agent and Lender hereby (a) releases Holdings as a Credit Party under the Credit Agreement and each other Loan Document and releases the Holdings Guaranty and any Liens granted by Holdings pursuant to the Collateral Documents, and (b) consents to the transfer of the Borrower’s interest in Envases Panama, S.A. to Evergreen Packaging International B.V.

2.                                      Amendments to Credit Agreement.  The amendments to the Credit Agreement set forth in this Section 2 shall take effect immediately upon the consummation of the RGL Merger.  If, for any reason, the RGL Merger is not consummated, then the amendments to the Credit Agreement set forth in this Section 2 shall be void.

2.1.          Section 6.3(a) of the Credit Agreement is amended by inserting the following as new clauses (x) and (xi) at the end thereof:

“and (x) Indebtedness incurred by Borrower (which Indebtedness may be loaned to Borrower by a non-Subsidiary Affiliate of the Borrower) for the purpose of making payments under the Notes Purchase Offer (as defined in the Consent and Ninth Amendment to the Credit Agreement) in an aggregate amount not to exceed the amount needed to make such payments and pay any fees and expenses in connection therewith and (xi) Indebtedness or Guaranteed Indebtedness incurred by any Credit Party in respect of the CHH Multi-Option Facility Agreement”.

2.2.          Section 6.7 of the Credit Agreement is amended by inserting the following as a new clause (g) at the end of the first sentence thereof:

“and (g) the following Liens securing the Indebtedness permitted to be incurred under Section 6.3(a)(x) or (xi): (i) if all of the Senior Secured Notes have been repurchased or repaid in full, (x) a first priority Lien on the Noteholder Priority Collateral which shall be senior to Agent’s Lien, on behalf of Lenders, on such Collateral and (y) a second priority Lien on the Lender Priority Collateral which shall be junior to Agent’s Lien, on behalf of Lenders, on such Collateral, subject, in each case, to the holders of such Indebtedness (or an agent on behalf of such holders) entering into an intercreditor agreement on substantially the same terms as the Intercreditor Agreement, and (ii) if less than all of the Senior Secured Notes have been repurchased or repaid in full, a junior Lien on the Noteholder Priority Collateral, which shall be junior to Agent’s Lien, on behalf of Lenders, on such Collateral, subject, to the holders of such Indebtedness (or an agent on behalf of such holders) entering into an intercreditor agreement in form and substance reasonably satisfactory to Agent and the Senior Secured Notes Trustee”.

2.3.          Annex A (Definitions) to the Credit Agreement is amended by amending and restating the definition of “Change of Control” as follows:

“‘Change of Control’ means any event, transaction, occurrence or series of events, transactions or occurrences, as a result of which (a) RGL shall cease, directly or indirectly, to own and control all of the economic and voting rights associated with ownership of at least thirty-three percent (33%) of the outstanding capital Stock of Holdings on a fully diluted basis, (b) Holdings shall cease to own and control all (100%) of the economic and voting rights associated with ownership of all (100%) of the outstanding capital Stock of Borrower, (c) RGL shall cease to control a majority of the seats on the board of directors of Holdings or (d) any event (other than the RGL Merger) occurs which would result in a “Change of Control” as defined in the Senior Secured Notes Indenture.”

2.4.          The following defined terms are inserted in Annex A (Definitions) to the Credit Agreement in the appropriate alphabetical order:

“‘CHH Multi-Option Facility Agreement’ means the Multi-Option Facility Agreement dated December 18, 2006 (as amended from time to time) between Carter Holt Harvey Limited, Credit Suisse and others.”

“‘RGL’ means Rank Group Limited, a New Zealand company.”

“‘RGL Merger’ means the merger of Packaging Holdings Inc., a Delaware corporation, with and into Holdings with Holdings as the surviving corporation pursuant to that certain Agreement and Plan of Merger, by and among RGL, Packaging Holdings Inc., Holdings, and KPS Special Situations Fund, L.P., a Delaware limited partnership, solely in its capacity as the Stockholder Representative.”

3.                                      Conditions to Effectiveness.  The effectiveness of this Consent and Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent in a manner acceptable to Agent:

3.1.          Agent’s receipt of counterparts of this Consent and Amendment, duly executed by Borrower, Holdings, the IP Subsidiary, Agent and Lender.

3.2.          After giving effect to the consents set forth in Section 1 of this Consent and Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Consent and Amendment.

3.3.          Borrower shall have provided to Agent evidence and documentation, reasonably satisfactory to Agent, regarding the sources of the funds proposed to be used to make the payments under the Notes Purchase Offer.

4.                                      Reference to and Effect Upon the Credit Agreement and other Loan Documents.

4.1.          The Credit Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by Borrower and the IP Subsidiary.  Without limiting the foregoing, the Liens granted pursuant to the Collateral Documents (other than by Holdings) shall continue in full force and effect and the guaranty of the IP Subsidiary shall continue in full force and effect.

4.2.          Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

5.                                      Counterparts.  This Consent and Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  A counterpart signature page delivered by fax transmission shall be as effective as delivery of an originally executed counterpart.

6.                                      Costs and Expenses.  As provided in Section 11.3 of the Credit Agreement, Borrower shall pay the fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Consent and Amendment (including, without limitation, reasonable attorneys’ fees).

7.                                      GOVERNING LAW.  THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

8.                                      Headings.  Section headings in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent and Amendment for any other purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Consent and Amendment has been duly executed as of the date first written above.

BLUE RIDGE PAPER PRODUCTS INC., as Borrower

By:	/s/ John Wadsworth
Title:	CFO

BLUE RIDGE HOLDING CORP., as a Credit Party

By:	/s/ John Wadsworth
Title:	CFO

BRPP, LLC, as a Credit Party
By:	Blue Ridge Paper Products Inc., sole Member and Manager

By:	/s/ John Wadsworth
Title:	CFO

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:	/s/ Meeno Sameer, Vice President, Risk
Title: Duly Authorized Signatory